POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned, Ezra P. Mager, Vice Chairman of the Board of First Team Automotive Corp., a Delaware corporation, has made, constituted and appointed, and by these presents does make, constitute and appoint, Donald C. Mealey and W. Warner Peacock, and each of them severally, each with full power to act without the other, his true and lawful attorney-in-fact for him and in his name, place, and stead to sign the Form S-1 Registration Statement and all amendments thereto (including Pre- and Post-Effective Amendments and amendments filed pursuant to Rule 462 under the Securities Act of 1933) for First Team Automotive Corp., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, giving and granting unto said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that each said attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, I have hereunto set my hand the ___ day of May, 1997.

                                                     ---------------------------
                                                     Ezra P. Mager

STATE OF FLORIDA            )
COUNTY OF ___________       )

         BE IT KNOWN, that on the ___ day of May, 1997, before me, ____________________, a notary in and for the State of Florida, duly commissioned and sworn, personally came and appeared Ezra P. Mager, to me personally known (or has produced ________________ as identification), and known to me to be the same person described in and who executed the within Power of Attorney, and he acknowledged the within Power of Attorney to be his act and deed.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal of office the day and year last above written.

                                             _______________________________
                                             Notary Public

                                             _______________________________
                                             Name of Notary (Typed, Printed
                                               or Stamped)

My Commission Expires:



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